SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2003(March 10, 2003)

                                UCAP Incorporated

     Colorado                      0-27480                    84-1325695

  (State or other
  jurisdiction of          (Commission File ID No.)       (IRS Employer No.)
   incorporation

                        Suite 700, 14001 E. Iliff Avenue
                                Denver, CO 80014
                    (Address of principal executive offices)

                                 (303) 696-1700
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)

Item 3.  Bankruptcy or Receivership

     On March 10, 2003, the Superior Court of Fulton County, State of Georgia (the "Court") issued an order effective on such date(Civil Action No. 2003-CV-64434) appointing James F. Hart as Receiver of UCAP Incorporated, United Capital Mortgage Corp., UCMC Real Estate I, Inc., and The Accent Group, Inc. (collectively, the "Receivership Parties") in the matter of Richard P. Smyth, RPS & Associates, LLC, and Mongoose Investments, LLC v. UCAP, Inc. f/k/a Lahaina Acquisitions, Inc. ("UCAP"), United Capital Mortgage Corp., UCMC Real Estate I, Inc., The Accent Group, Inc., JBM, LLC a/k/a JBM Company, LLC, and William D. McCord (the "Litigation"). The plaintiffs are judgment creditors of UCAP in the matter of GCA Strategic Investment Fund, Ltd. v. Richard P. Smyth, et. al., Civil Action File No. 2001-CV-32691. The background of the Litigation was previously reported by the Registrant in a current report on Form 8-K filed on February 11, 2003.

     Pursuant to the Order, the receiver shall have all of the powers and duties afforded receivers generally under Georgia law, and the Order further discusses Mr. Hart's duties with respect to the Receivership Parties, Mr. Hart's power and authority to act on behalf of the Receivership Parties, Mr. Hart's compensation and procedures implemented by the court to monitor Mr. Hart's supervision of the Receivership Parties.

     As a result of the order, the Receivership Parties' operations shall be under the supervision of the Receiver.

Item 7. Financial  Statements and Exhibits.

        None


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        UCAP Incorporated
                                        (Registrant)


Dated:  March 12, 2003                  By:   / s / Dan Moudy
                                        --------------------------------------
                                        Dan Moudy
                                        President